UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2019

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		717 225 4711

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Agreement.

On January 3, 2019, P. H. Glatfelter Company (the “Company”) reported it had entered into a consent decree (the “Consent Decree”) with the United States Government, the State of Wisconsin and Georgia-Pacific Consumer Products pertaining to the Company’s liability for environmental remediation and other costs at the Lower Fox River and Bay of Green Bay superfund site.  By entering into the Consent Decree, the Company expects to fully resolve its liability for matters at the site.  The Consent Decree is subject to approval by the United States District Court for the Eastern District of Wisconsin.

Under terms of the Consent Decree, the Company agreed to pay the governments $20.5 million to resolve all claims for past government cleanup, enforcement, oversight costs and natural resource damages.  The Company will also be responsible for payment of future oversight costs and will be primarily responsible to perform the long-term monitoring and maintenance work in certain portions of the site.

A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

99.1Press release issued January 3, 2019, announcing a consent decree entered into by the Company with the United States Government, the State of Wisconsin and Georgia-Pacific Consumer Products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

January 4, 2019	By:	/s/ John P. Jacunski

Name: John P. Jacunski
Title: Executive Vice President and Chief Financial Officer